CONSENT OF INDEPENDENT ACCOUNTANTS

The Trustees and Shareholders
Mentor Institutional Trust

We consent to the use of our reports dated December 12, 1997, incorporated by reference herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT ACCOUNTANTS" in the statement of additional information.


                                        /s/ KPMG Peat Marwick LLP
                                        ---------------------------
                                          KPMG Peat Marwick LLP


Boston, Massachusetts
January 29, 1998